Press Release	Source: Vitro Diagnostics, Inc.

2017 CEO Shareholder Letter: Translation from R&D to Stem Cell Therapies Accelerates Revenue and Prospects for Future Growth

Golden, Colorado—December 20, 2017—Vitro Diagnostics, Inc. (OTCQB: VODG), dba Vitro Biopharma, announced its CEO letter to its shareholders including discussion of 2016 & 2017 results and plans for 2018 including regenerative medicine initiatives for expanding indications.

Dear Shareholders,

In 2016-2017 we achieved:

Accelerated translation from research products to stem cell therapies.

Expansion of our facility costing $125,000 to comply with FDA Good Manufacturing Practices (GMP) for clinical manufacturing. Thus, positioning us for regulatory certifications.

Expanded our management team to include a seasoned executive as CFO who has executed numerous M&A transactions, raised substantial capital and grown revenues exceeding $250 million per year in his prior companies.

Added stem cell medical experts to our advisory board and clinical trial support team.

Increased revenues by 153% with the addition of 40% of total revenue derived from stem cell therapy products and services in 2017.

Filed 7 patents protecting novel technology for stem transplants, stem cell activation and diagnostics.

Raised $400,000 in capital and financing to fund expansion of clean room operations and new product development.

Golden, Colorado—December, 20, 2017 —Vitro Diagnostics, Inc. (OTCPK: VODG), dba Vitro Biopharma, announced record revenues for 2017 of $262,148 vs. $171,772 in 2016 based on both expansion of revenues from its core products, including cancer-associated fibroblasts used to accelerate development of immunotherapy of solid tumors and especially new revenues derived from stem cell therapies $104,919 in 2017 vs. $38,860 in 2016.  The financial statements (unaudited) for 2016 & 2017 are attached below.

The Company raised capital to install a GMP-compliant clean-room for manufacturing of all clinical products and develop a Quality Management System (QMS).  This is important since clinical trial protocols require adherence to GMP guidelines issued by the FDA.  The Company plans near-term completion of ISO (International Standards Organization) certification together with CLIA (Clinical Laboratory Improvement Act) certification, for manufacturing and clinical diagnostics, respectively. We also intend appropriate FDA filings to support our clinical manufacturing. Our current clinical trials include autism and anti-inflammation though collaborators in the Czech Republic and Cayman

Islands respectfully.  We also supply our first in class stem cell expansion culture medium (MSC-Gro™) to an Australian firm conducting clinical trials of MSC transplants for osteoarthritis (OA).    All clinical manufacturing operations occur within a sterile clean room environment that is rigorously controlled to ensure sterility and the absence of contamination during the processing of cellular materials and cell culture media.

We also expanded our intellectual property (IP) to include a novel stem cell line patent application for use in  numerous regenerative medicine applications including auto-immune disorders such as Lupus, cardiovascular disease, musculoskeletal conditions such as OA and various neurodegenerative disorders.  Additional patent applications have been filed for treatment of neurological disorders by activation of stem cells within the brain. Our IP now allows proprietary therapies of neurological conditions including Parkinson’s disease, Alzheimer’s disease and traumatic brain injury (TBI), etc.  Neurological conditions have been under-treated for many years while stem cell therapies offer potentially effective solutions. Hence, we plan commercialization of TBI therapies beginning in early 2018.  There are more than 1.7 million TBI patients per year in the US while therapy consists of life-saving measures followed by rehabilitation with minimal therapeutic options.  Recent advances in stroke recovery by stem cell therapy highlight the regenerative potential of stem cell therapies for neurodegenerative conditions and support the concept of brain regeneration by stem cell therapy.  Our TBI initiative involves stem cell activation therapy and advanced diagnostics including biomarker profiling and brain scans.

Current management has decided to focus our operational resources to achieve rapid revenue growth & profitability in our high value-added Stem Cell therapies while seeking appropriate strategic alliances and partnerships.  Our eventual goal is to be acquired by a larger firm with complimentary resources to those of the Company. The company has made a strategic decision to focus its resources on expanding its revenue base driven by internal growth and limited capital raising.  This decision will minimize shareholder dilution while building the company’s market value. We do not intend to maintain SEC reporting compliance because of the excessive cost burden of Audits and SEC legal compliance.  The company will provide unaudited financial reports and publication of material transactions while maintaining future options to becoming fully reporting with the SEC if required or be acquired in an acquisition transaction.

In summary, Vitro Biopharma is advancing as a key player in regenerative medicine with 10-years’ experience in the development and commercialization of stem cell products for research, recognized by a Best in Practice Technology Innovation Leadership award for Stem Cell Tools and Technology and a growing track record of successful translation to therapy. We plan to leverage our proprietary technology platform to the establishment of international Stem Cell Centers of Excellence and regulatory approvals in the US.

Sincerely yours,

James R. Musick, PhD.

President, CEO & Chairman of the Board

Forward-Looking Statements

Statements herein regarding financial performance have not yet been reported to the SEC nor reviewed by the Company’s auditors. Certain statements contained herein and subsequent statements made by and on behalf of the Company, whether oral or written may contain “forward-looking statements”.  Such forward looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, product research and development activities, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures.  Factors that could cause actual results to differ materially include, among others, acceptability of the Company’s products in the market place, general economic conditions, receipt of additional working capital, the overall state of the biotechnology industry and other factors set forth in the Company’s filings with the Securities and Exchange Commission.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Dr. James Musick

Chief Executive Officer

Vitro Biopharma

(303) 999-2130 Ext. 3

E-mail: jim@vitrobiopharma.com

Source: Vitro Diagnostics, Inc.

Vitro Diagnostics Inc.
Year Ended Oct 31;	2017	2016
Income Statement

Stem Cell Therapies	104,919	38,860
Stem Cell Products	150,203	126,438
Other	7,026	6,474
Total Revenues	$ 262,148	$ 171,772

Cost of Goods Sold	104,707	65,130

Gross Profit	157,440	106,642

SGA Expenses	165,588	48,073
Office Expenses	27,986	20,512
Legal, Accounting, Banking Fees & Expenses	137,460	77,036
Laboratory R&D & Q.C. Expenses	122,170	92,386
Total Operating Expenses	453,203	238,006

Net Operating Profit (Loss)	(295,763)	(131,364)

Non-Cash Interest on Secured Notes Payable	(10,417)
Non-Cash Interest on Shareholder Debt	(144,018)	(125,868)

Net Income (Loss)	(450,198)	(257,232)

The company provides its financial information for investor purposes the results published however are not audited or necessarily SEC compliant.

Vitro Diagnostics Inc.
Year Ended Oct 31;	2017	2016
Balance Sheet

ASSETS
Cash	2,612	3,121
Accounts Receivable	40,882	32,979
Inventory	24,978	28,806
Fixed Assets	172,519	49,681
Intangible Assets	22,269	29,131
Total Assets	263,260	143,718

LIABILITIES

Accounts Payable	49,929	153,366
Short Term Credit Cards	53,365	41,717
Capital Lease Obligations	18,544	11,495
Current Liabilities	121,838	206,578

Secured Notes Payable	360,417	-
Capital Lease Obligations	74,178	-
Shareholder Accrued Compensation Payable	1,205,958	1,205,958
Shareholder Debts Payable	1,532,785	1,365,900
Long Term Liabilities	3,173,338	2,571,857

Total Liabilities	3,295,176	2,778,436

SHAREHOLDERS EQUITY

Common Stock	21,432	20,372
Paid in Capital	5,508,387	5,456,447
Retained Earnings	(8,111,537)	(7,854,305)
Net Income	(450,198)	(257,232)
Total Equity	(3,031,916)	(2,634,718)

TOTAL LIABILITES AND EQUITY	263,260	143,718

The company provides its financial information for investor purposes the results published however are not audited or necessarily SEC compliant.

STATEMENTS OF CASH FLOW	2017
For the year ended:

Net Loss	(450,198)

Non-Cash Depreciation	9,220
Amortization of Intangible Assets, net	(6,862)
Increase in current Assets	3,567
Increase in Current Liabilities	(84,740)
Principal payments on capital leases	(36,312)
Net cash used in operating activities	(115,126)

Cashflows from Investing Activities
Halo Intercompany Account, net	(37,532)
Purchases of equipment	(125,930)
Equipment Financed	120,459
Draws on lines of credit, net	11,648
Secured Notes Payable	360,417
Increase in Shareholder Debt	28,318
Non-Cash Services provided for Stock	53,000
Non-Cash Shareholder Debt Interest	154,435
Net Cash provided by Financing Activities	564,815
Net Change in Cash
	(509)
Cash Beginning of the year.
	3,121
Cash End of the year
	2,612

STATEMENT OF CHANGES IN SHAREHOLDER EQUITY	Shares	Par Value	Paid in Capital

Balance October 31, 2016	20,371,822	20,371	5,456,447

Services Paid with Stock 2017	1,060,000	1,060	51,940

Balance October 31, 2017	21,431,822	21,431	5,508,387

The company provides its financial information for investor purposes the results published however are not audited or necessarily SEC compliant.